Exhibit 1.2

GLADSTONE LAND CORPORATION

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO

SALES AGREEMENT

April 13, 2017

LADENBURG THALMANN & CO. INC.

570 Lexington Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated August 7, 2015, including the Schedules thereto (the “Sales Agreement”), between Ladenburg Thalmann & Co. Inc. (“Ladenburg”), Gladstone Land Corporation, a Maryland corporation (the “Company”) and Gladstone Land Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), pursuant to which the Company agreed to sell through or to Ladenburg, as sales agent, shares of common stock, par value $0.001 per share, of the Company. All capitalized terms used in this Amendment No. 1 to Sales Agreement between Ladenburg and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. Ladenburg, the Company and the Operating Partnership agree as follows:

A. Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1. The first sentence of the second paragraph of Section 1 of the Sales Agreement is amended and restated as follows:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission registration statements on Form S-3 (File No. 333- 194539 and File No. 333- 217042), which were declared effective by the Commission on April 2, 2014 and April 12, 2017, respectively, each including a base prospectus, relating to certain securities, including the shares of Common Stock to be issued from time to time by the Company, and each of which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).”

2. On and after the date hereof (the “Effective Date”), references to “Registration Statement” shall refer to the registration statement on Form S-3 (File No. 333- 217042), which was declared effective by the Commission on April 12, 2017, including the exhibits and any schedules thereto, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

3. On and after the Effective Date the references to: (i) “base prospectus” shall refer to the base prospectus dated April 12, 2017 filed as part of the Registration Statement, as amended, in the form first furnished by the Company to Ladenburg for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; (ii) “Prospectus Supplement” shall refer to the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, in the form first furnished by the Company to Ladenburg for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at the Applicable Time; and (iii) “Prospectus” in the Agreement shall refer to the base prospectus and the Prospectus Supplement.

4. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Sales Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “base prospectus,” “Prospectus Supplement” and “Prospectus,” contained in the Sales Agreement.

5. Schedule 1 is amended by adding “, as amended on April 13, 2017” immediately after “August 7, 2015”.

6. Schedule 5 is deleted in its entirety and replaced with Schedule 5 as attached hereto.

7. The first sentence of the form of Officer Certificate attached as Exhibit 7(n) is amended to add the words “, as amended on April 13, 2017” immediately after “August 7, 2015”.

B. Prospectus Supplement. The Company shall file a 424(b) Prospectus Supplement reflecting this Amendment within two Business Days of the date hereof.

C. Representation and Warranty. Each of the Company and the Operating Partnership jointly and severally represent and warrant to Ladenburg that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

D. No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

E. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

F. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and Ladenburg, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and Ladenburg.

Very truly yours,

GLADSTONE LAND CORPORATION

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chairman & Chief Executive Officer

GLADSTONE LAND LIMITED PARTNERSHIP

By: GLADSTONE LAND PARTNERS LLC, its General Partner

By: GLADSTONE LAND CORPORATION, its Sole Member-Manager

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chairman & Chief Executive Officer

ACCEPTED as of the date first-above written:

LADENBURG THALMANN & CO. INC.

By:	/s/ Steve Kaplan
Name: Steve Kaplan
Title: Managing Director and Head of Capital Markets

[SIGNATURE PAGE]

GLADSTONE LAND CORPORATION – AMENDMENT NO. 1 TO SALES AGREEMENT

SCHEDULE 5

SCHEDULE OF SUBSIDIARIES

Arizona

East Shelton Road, LLC

Reagan Road Willcox, LLC

California

Bear Mountain Arvin, LP

Broadway Road Moorpark, LLC

Calaveras Avenue Coalinga, LP

Central Avenue Kerman, LP

Dalton Lane Watsonville, LLC

Diego Ranch Stanislaus, LP

Dufau Road Oxnard, LP

Espinosa Road Salinas, LP

Natividad Road Salinas, LLC

Naumann Road Oxnard, LP

Nevada Ranch Merced, LP

San Andreas Road Watsonville, LLC

Santa Clara Avenue Oxnard, LP

Spring Valley Road Watsonville, LP

Sycamore Road Arvin, LP

West Beach Street Watsonville, LLC

West Gonzales Road Oxnard, LLC

Colorado

Baca County Edler, LLC

Gunbarrel Road Alamosa. LLC

Horse Creek Baca, LLC

Delaware

Gladstone California Farmland GP, LLC

Gladstone Land Advisers, Inc.

Gladstone Land Limited Partnership

Gladstone Land Partners, LLC

Gladstone Lending Company, LLC

Citrus Boulevard Stuart, LLC

Florida

Colding Loop Road Wimauma, LLC

Corbitt Road Immokalee, LLC

Immokalee Exchange, LLC

Keysville Road Plant City, LLC

Lithia Road Plant City, LLC

McIntosh Road Dover, LLC

Orange Avenue Fort Pierce, LLC

Parrish Road Duette, LLC

Trapnell Road Plant City, LLC

Wauchula Road Duette, LLC

Michigan

20th Avenue South Haven, LLC

38th Avenue Covert, LLC

Nebraska

Holt County Stuart, LLC

Rock County Bassett, LLC

Oregon

Collins Road Clatskanie, LLC

Oregon Trail Highway, LLC

Sequoia Street Brooks, LLC